EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-94163, 333-34740 and 333-44646) of SciQuest, Inc. of our report dated March 10, 2004 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference in these Registration Statements of the reference to us under the heading “Selected Consolidated Financial Data” in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 25, 2004